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                          CUSTODIAN SERVICES AGREEMENT

            This Agreement is made as of November 7, 1994 by and between NATIONAL CITY BANK (the "Custodian") and NCC FUNDS, a Massachusetts business trust (the "Fund").

            The Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"). The Fund wishes to retain the Custodian to provide custodian services to each of its investment portfolios, as listed on Exhibit A attached hereto and as such Exhibit A may be amended from time to time (the "Portfolios"), and the Custodian wishes to furnish custodian services, either directly or though an affiliate or affiliates, as more fully described herein.

            In consideration of the promises and mutual covenants herein contained, the parties agree as follows:

            1.    DEFINITIONS.

                  (a) "AUTHORIZED PERSON" shall mean any officer of the Fund and any other person, who is duly authorized by the Fund's Board of Trustees, to give Oral and Written Instructions on behalf of the Fund. Such persons are listed in the Certificate attached hereto as the Authorized Persons Appendix as such appendix may be amended in writing by the Fund's Board of Trustees from time to time.

                  (b) "BOOK-ENTRY SYSTEM" shall mean Federal Reserve Treasury book-entry system for United States and federal agency securities, its successor or successors, and its nominee or nominees and any book-entry system maintained by an exchange registered with the SEC under the 1934 Act.

                  (c) "CFTC" shall mean the Commodities Futures Trading Commission.

                  (d) "ORAL INSTRUCTIONS" shall mean oral instructions received by the Custodian from an Authorized Person or from a person reasonably believed by the Custodian to be an Authorized Person.

                  (e) "CUSTODIAN" shall mean National City Bank or a subsidiary or affiliate of National City Bank.

                  (f)   "SEC" shall mean the Securities and Exchange Commission.

                  (g) "SECURITIES AND COMMODITIES LAWS" shall mean the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934, as amended (the


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"1934 Act"), the 1940 Act, and the Commodities Exchange Act, as amended (the
"CEA").

                  (h) "SHARES" shall mean the units of beneficial interest of the Fund.

                  (i)   "PROPERTY" shall mean:

                        (i) any and all securities and other investment items which the Fund may from time to time deposit, or cause to be deposited, with the Custodian or which the Custodian may from time to time hold for any Portfolio;

                        (ii) all income in respect of any of such securities or other investment items;

                        (iii) all proceeds of the sale of any of such securities
                              or investment items; and

                        (iv) all proceeds of the sale of securities issued by the Fund, which are received by the Custodian from time to time, from or on behalf of the Fund.

                  (j) "WRITTEN INSTRUCTIONS" shall mean written instructions signed by one Authorized Person and received by the Custodian. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

            2. APPOINTMENT. The Fund hereby appoints the Custodian to provide custodian services to each of the Portfolios, and the Custodian accepts such appointment and agrees to furnish such services.

            3. DELIVERY OF DOCUMENTS. The Fund has provided or, where applicable, will provide the Custodian with the following:

                  (a) certified or authenticated copies of the resolutions of the Fund's Board of Trustees, approving the appointment of the Custodian or its affiliates to provide services;

                  (b) a copy of the Fund's most recent effective registration statement;

                  (c) a copy of each Portfolio's advisory agreement or agreements;

                  (d) a copy of each Portfolio's distribution agreement or agreements;

                  (e)   a copy of each Portfolio's transfer agency agreement or


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                        agreements;

                  (f) copies of any shareholder servicing agreements made in respect of the Fund or any Portfolio; and

                  (g) certified or authenticated copies of any and all amendments or supplements to the foregoing.

            4. COMPLIANCE WITH GOVERNMENT RULES AND REGULATIONS. The Custodian undertakes to comply with all applicable requirements of the 1933 Act, the 1934 Act, the 1940 Act, and the CEA, and any laws, rules and regulations of governmental authorities having jurisdiction with respect to all duties to be performed by the Custodian hereunder. Except as specifically set forth herein, the Custodian assumes no responsibility for such compliance by the Fund.

            5. INSTRUCTIONS. Unless otherwise provided in this Agreement, the Custodian shall act only upon Oral and Written Instructions. The Custodian shall be entitled to rely upon any Oral and Written Instructions it receives from an Authorized Person (or from a person reasonably believed by the Custodian to be an Authorized Person) pursuant to this Agreement. The Custodian may assume that any Oral or Written Instructions received hereunder are not in any way inconsistent with the provisions of organizational documents of the Fund or of any vote, resolution or proceeding of the Fund's Board of Trustees or of the Fund's shareholders.

            The Fund agrees to forward to the Custodian Written Instructions confirming Oral Instructions so that the Custodian receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by the Custodian shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions.

            The Fund further agrees that the Custodian shall incur no liability to the Fund or any Portfolio in acting upon Oral or Written Instructions provided such instructions reasonably appear to have been received from an Authorized Person.

            6.    RIGHT TO RECEIVE ADVICE.

                  (a) ADVICE OF THE FUND. If the Custodian is in doubt as to any action it should or should not take, the Custodian may request directions or advice, including Oral or Written Instructions, from the Fund.

                  (b) ADVICE OF COUNSEL. If the Custodian shall be in doubt as to any questions of law pertaining to any action it should or should not take, the Custodian may request advice at its own cost from such counsel of its own choosing (who may be counsel for the Fund, the Fund's adviser or the Custodian, at the option of the Custodian).


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                  (c)   CONFLICTING ADVICE. In the event of a conflict between
directions, advice or Oral or Written Instructions the Custodian receives from the Fund, and the advice it receives from counsel, the Custodian shall be entitled to rely upon and follow the advice of counsel.

                  (d) PROTECTION OF THE CUSTODIAN. The Custodian shall be protected in any action it takes or does not take in reliance upon directions, advice or Oral or Written Instructions it receives from the Fund or from counsel and which the Custodian believes, in good faith, to be consistent with those directions, advice or Oral or Written Instructions.

            Nothing in this paragraph shall be construed so as to impose an obligation upon the Custodian (i) to seek such directions, advice or Oral or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of the Custodian's properly taking or not taking such action.

            7. RECORDS. The books and records pertaining to the Fund and the Portfolios, which are in the possession of the Custodian, shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Fund, or the Fund's authorized representatives, shall have access to such books and records at all times during the Custodian's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by the Custodian to the Fund or to an authorized representative of the Fund, at the Fund's expense.

            8. CONFIDENTIALITY. The Custodian agrees to keep confidential all records of the Fund and the Portfolios and information relative to the Fund, the Portfolios and the shareholders (past, present and potential), unless the release of such records or information is otherwise consented to, in writing, by the Fund. The Fund further agrees that, should the Custodian be required to provide such information or records to duly constituted authorities (who may institute civil or criminal contempt proceedings for failure to comply), the Custodian shall not be required to seek the Fund's consent prior to disclosing such information; provided that the Custodian gives the Fund prior written notice of the provision of such information and records.

            9. COOPERATION WITH ACCOUNTANTS. The Custodian shall cooperate with the Fund's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.

            10. DISASTER RECOVERY. The Custodian shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is


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available. In the event of equipment failures, the Custodian shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions but shall have no liability with respect thereto unless such failures result from the Custodian's own willful misfeasance, bad faith, gross negligence, negligence or reckless disregard of its duties and obligations under this Agreement.

            11. COMPENSATION. As compensation for custody services rendered by the Custodian during the term of this Agreement, the Fund will pay to the Custodian a fee or fees as may be agreed to in writing from time to time by the Fund and the Custodian.

            12. INDEMNIFICATION. The Fund, on behalf of each of the Portfolios, agrees to indemnify and hold harmless the Custodian and its nominees from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the 1933 Act, the 1934 Act, the 1940 Act, the CEA, and any state and foreign securities and blue sky laws, and amendments thereto), and expenses, including (without limitation) reasonable attorneys' fees and disbursements, arising directly or indirectly from any action which the Custodian takes or does not take (i) at the request or on the direction of or in reliance on the advice of the Fund or (ii) upon Oral or Written Instructions. Neither the Custodian, nor any of its nominees, shall be indemnified against any liability to the Fund or to its shareholders (or any expenses incident to such liability) arising out of the Custodian's or its nominees' own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement.

            In the event of any advance of cash for any purpose made by the Custodian resulting from Oral or Written Instructions of the Fund, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in respect of the Fund or any Portfolio in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any Property at any time held for the account of the relevant Portfolio or the Fund shall be security therefor.

            13. RESPONSIBILITY OF THE CUSTODIAN. The Custodian shall be under no duty to take any action on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by the Custodian, in writing. The Custodian shall be obligated to exercise care and diligence in the performance of its duties hereunder, to act in good faith and to use its best efforts, within reasonable limits, in performing Services provided for under this Agreement. The Custodian shall be responsible for its own or its nominees' (including without limitation foreign sub-custodians approved by the Fund) own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement or the Custodian's own negligent failure to perform its duties under this Agreement. Notwithstanding the foregoing, the Custodian shall not be responsible for losses beyond its control, provided that the Custodian has acted in accordance with the standard of care set forth above; and provided further that the Custodian shall only be responsible for that portion of losses or damages suffered by the Fund or


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any Portfolio attributable to the negligence of the Custodian.

            Without limiting the generality of the foregoing or of any other provision of this Agreement, the Custodian, in connection with its duties under this Agreement, shall not be under any duty or obligation to inquire into and shall not be liable for (a) the validity or invalidity or authority or lack thereof of any Oral or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which the Custodian reasonably believes to be genuine; or (b) delays or errors or loss of data occurring by reason of circumstances beyond the Custodian's control, including acts of civil or military authority, national emergencies, fire, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply, nor shall the Custodian be under any duty or obligation to ascertain whether any Property at any time delivered to or held by the Custodian may properly be held by or for the Fund or any Portfolio. Notwithstanding the foregoing, the Custodian shall use its best efforts to mitigate the effects of the events in clause (b) above, although such efforts shall not impute any liability thereto.

            14.   DESCRIPTION OF SERVICES.

                  (a) DELIVERY OF THE PROPERTY. The Fund will deliver or arrange for delivery to the Custodian, all the property it owns, including cash received as a result of the distribution of its Shares, during the period that is set forth in this Agreement. The Custodian will not be responsible for such property until actual receipt.

                  (b) RECEIPT AND DISBURSEMENT OF MONEY. The Custodian, acting upon Written Instructions, shall open and maintain a separate account in the name of the Fund on behalf of each Portfolio using all cash received from or for the account of any Portfolio, subject to the terms of this Agreement.

            The Custodian shall make cash payments to or from the accounts of a Portfolio only for:

                       (i) purchases of securities in the name of a Portfolio or the Custodian or the Custodian's nominee as provided in sub-paragraph j and for which the Custodian has received a copy of the broker's or dealer's confirmation or payee's invoice, as appropriate;

                       (ii) purchase or redemption of Shares of the Fund delivered to the Custodian;

                       (iii) payment of, subject to Written Instructions, interest, dividends, taxes, administration, accounting, distribution, advisory, management fees or similar expenses which are


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                              to be borne by the Fund or any Portfolio;

                       (iv) payment to, subject to receipt of Written Instructions, the Fund's transfer agent, as agent for the shareholders, an amount equal to the amount of dividends and distributions stated in the Written Instructions to be distributed in cash by the transfer agent to shareholders, or, in lieu of paying the Fund's transfer agent, the Custodian may arrange for the direct payment of cash dividends and distributions to shareholders in accordance with procedures mutually agreed upon from time to time by and among the Fund, the Custodian and the Fund's transfer agent;

                       (v) payments, upon receipt of Written Instructions, in connection with the conversion, exchange or surrender of securities owned or subscribed to by a Portfolio and held by or delivered to the Custodian;

                       (vi) payments of the amounts of dividends received with respect to securities sold short;

                       (vii) payments made to a sub-custodian pursuant to provisions in sub-paragraph c of this Paragraph 14; and

                       (viii) payments, upon Written Instructions made for
                              other proper Fund purposes.

            The Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received as custodian for the account of the Fund or any Portfolio.


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                  (c)  RECEIPT OF SECURITIES.

                       (i) The Custodian shall hold all securities and non cash property received by it for the account of a Portfolio in a separate account that physically segregates such securities from those of any other Portfolio, persons, firms or corporations. All such securities and property shall be held or disposed of only upon Written Instructions of the Fund pursuant to the terms of this Agreement. The Custodian shall have no power or authority to withdraw, deliver, assign, hypothecate, pledge or otherwise dispose of any such securities or investment, except upon the express terms of this Agreement and upon Written Instructions, accompanied by a certified resolution of the Fund's Board of Trustees, authorizing the transaction. In no case may any member of the Fund's Board of Trustees, or any officer, employee or agent of the Fund withdraw any securities.

                              At the Custodian's own expense and for its own convenience, the Custodian may enter into sub-custodian agreements with other United States banks or trust companies to perform duties described in this sub-paragraph c. Such bank or trust company shall have an aggregate capital, surplus and undivided profits, according to its last published report, of at least one million dollars ($1,000,000), if it is a subsidiary or affiliate of the Custodian, or at least twenty million dollars ($20,000,000) if such bank or trust company is not a subsidiary or affiliate of the Custodian. In addition, the Fund may authorize the Custodian to employ one or more sub-custodians for the Fund's securities and other assets maintained outside the United States. Any such domestic or foreign sub-custodian must be qualified to act as custodian and agree to comply with the relevant provisions of the 1940 Act and applicable rules and regulations. No such arrangement will be entered into without prior written approval of the Fund.

                              The Custodian shall remain responsible for the performance of all of its duties as described in this Agreement and shall be liable to the Fund for, and shall indemnify and hold the Fund and each Portfolio harmless from, its own acts or omissions and those of any domestic or foreign sub-custodian, under the standards of care provided for herein.


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

                              The Fund may appoint or request the Custodian to appoint certain sub-custodians with respect to (including but not limited to) the facilitation of three party repurchase agreements. In such an event, the Custodian shall not be responsible for the performance or actions and omissions of any such sub-custodian.

                  (d) TRANSACTIONS REQUIRING INSTRUCTIONS. Upon receipt of Oral or Written Instructions and not otherwise, the Custodian, directly or through the use of the Book-Entry System, shall:

                       (i) deliver any securities held for a Portfolio against the receipt of payment for the sale of such securities;

                       (ii) execute and deliver to such persons as may be designated in such Oral or Written Instructions, proxies, consents, authorizations, and any other instruments whereby the authority of any Portfolio as owner of any securities may be exercised;

                       (iii) deliver any securities to the issuer thereof, or its agent, when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

                       (iv) deliver any securities held for a Portfolio against receipt of other securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, tender offer, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

                       (v) deliver any securities held for a Portfolio to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

                       (vi) make such transfer or exchanges of the assets of the Fund and take such other steps as shall be stated in said Oral or

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                              Written Instructions to be for the purpose of
                              effectuating a duly authorized plan of
                              liquidation, reorganization, merger, consolidation or recapitalization of the Fund;

                       (vii) release securities belonging to a Portfolio to any bank or trust company for the purpose of a pledge or hypothecation to secure any loan incurred by a Portfolio; provided, however, that securities shall be released only upon payment to the Custodian of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made subject to proper prior authorization, further securities may be released for that purpose; and repay such loan upon redelivery to it of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing the loan;

                       (viii) release and deliver securities owned by a
                              Portfolio in connection with any repurchase agreement entered into on behalf of the Fund, but only on receipt of payment therefor; and pay out moneys of such Portfolio in connection with such repurchase agreements, but only upon the delivery of the securities;

                       (ix) release and deliver or exchange securities owned by a Portfolio in connection with any conversion of such securities, pursuant to their terms, into other securities;

                       (x) release and deliver securities owned by a Portfolio for the purpose of redeeming in kind shares of the Fund upon delivery thereof to the Custodian; and

                       (xi) release and deliver or exchange securities owned by a Portfolio for other corporate purposes.

                              The Custodian must also receive a certified resolution describing the nature of the corporate purpose and the name and address of the person(s) to whom delivery shall be made when such action is pursuant to sub-paragraph d.

                  (e) USE OF BOOK-ENTRY SYSTEM. The Fund shall deliver to the Custodian certified resolutions of the Fund's Board of Trustees approving, authorizing and instructing the Custodian on a continuous and on-going basis, to deposit in the Book-Entry System all securities belonging to a Portfolio eligible for deposit therein and to utilize the Book-

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Entry System to the extent possible in connection with settlements of purchases and sales of securities by the Portfolios, and deliveries and returns of securities loaned, subject to repurchase agreements or used as collateral in connection with borrowings. The Custodian shall continue to perform such duties until it receives Written or Oral Instructions authorizing contrary actions(s).

            To administer the Book-Entry System properly, the following provisions shall apply:

                       (i) With respect to securities of the Fund which are maintained in the Book-Entry system, established pursuant to this sub-paragraph e hereof, the records of the Custodian shall identify by Book-Entry or otherwise those securities belonging to each Portfolio. The Custodian shall furnish the Fund a detailed statement of the Property held for each Portfolio under this Agreement at least monthly and from time to time and upon written request.

                       (ii) Securities and any cash of each Portfolio deposited in the Book-Entry System will at all times be segregated from any assets and cash controlled by the Custodian in other than a fiduciary or custodian capacity but may be commingled with other assets held in such capacities. The Custodian and its sub-custodian, if any, will pay out money only upon receipt of securities and will deliver securities only upon the receipt of money.

                       (iii) All books and records maintained by the Custodian which relate to the Fund's participation in the Book-Entry System will at all times during the Custodian's regular business hours be open to the inspection of the Fund's duly authorized employees or agents, and the Fund will be furnished with all information in respect of the services rendered to it as it may require.

                       (iv) The Custodian will provide the Fund with copies of any report obtained by the Custodian on the system of internal accounting control of the Book-Entry System promptly after receipt of such a report by the Custodian.

      The Custodian will also provide the Fund with such reports on its own system of internal control as the Fund may reasonably request from time to time.

                  (f) REGISTRATION OF SECURITIES. All Securities held for a Portfolio which are issued or issuable only in bearer form, except such securities held in the Book-Entry System, shall be held by the Custodian in bearer form; all other securities held for a Portfolio may be registered in the name of the Fund on behalf of a Portfolio, the Custodian, the Book-Entry System, a sub-custodian, or any duly appointed nominees of a Portfolio, the Custodian, Book-Entry system or sub-custodian. The Fund reserves the right to instruct the Custodian as to the method of registration and safekeeping of the securities of a Portfolio. The Fund agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register its registered nominee or in the name of the Book-Entry System, any securities which it may hold for the account of any Portfolio and which may from time to time be registered in the name of the Fund on behalf of a Portfolio. The Custodian shall hold all such securities which are not held in the Book-Entry System in a separate account for each Portfolio in the name of the Fund on behalf of the relevant Portfolio physically segregated at all times from those of any other person or persons.

                  (g) VOTING AND OTHER ACTION. Neither the Custodian nor its nominee shall vote any of the securities held pursuant to this Agreement by or for the account of any Portfolio, except in accordance with Written Instructions. The Custodian, directly or through the use of the Book-Entry System, shall execute in blank and promptly deliver all notice, proxies, and proxy soliciting materials to the registered holder of such securities. If the registered holder is not the Fund on behalf of a Portfolio, then Written or Oral Instructions must designate the person who owns such securities.

                  (h) TRANSACTIONS NOT REQUIRING INSTRUCTIONS. In the absence of contrary Written Instructions, the Custodian is authorized to take the following actions:

                       (i)    Collection of Income and Other Payments.

                              (A) collect and receive for the account of each Portfolio, all income, dividends, distributions, coupons, option premiums, other payments and similar items, included or to be included in the Property, and, in addition, promptly advise the Fund of such receipt and credit such income, as collected, to the Portfolio's custodian account;

                              (B) endorse and deposit for collection, in the name of each Portfolio, checks, drafts, or other orders for the payment of money;

                              (C) receive and hold for the accounts of each Portfolio all securities received as a distribution on that Portfolio's portfolio securities as a result of a stock dividend, share split-up or reorganization, recapitalization, readjustment or other rearrangement or distribution of rights or similar securities issued with respect to any portfolio securities belonging to a Portfolio held by the Custodian hereunder;

                              (D) present for payment and collect the amount payable upon all securities which may mature or be called, redeemed or retired, or otherwise become payable on the date such securities become payable; and

                              (E) take any action which may be necessary and proper in connection with the collection and receipt of such income and other payments and the endorsement for collection of checks, drafts, and other negotiable instruments.

                       (ii)   MISCELLANEOUS TRANSACTIONS.

                              (A) The Custodian is authorized to deliver or cause to be delivered Property against payment or other consideration or written receipt therefor, in the following cases:

                                    (1)         for examination by a broker or
                                                dealer selling for the account
                                                of a Portfolio in accordance
                                                with street delivery custom;

                                    (2)         for the exchange of interim
                                                receipts or temporary securities
                                                for definitive securities; and

                                    (3)         for transfer of securities into
                                                name of the Fund on behalf of a
                                                Portfolio or the Custodian or
                                                nominee of either, or for
                                                exchange of securities for a
                                                different number of bonds,
                                                certificates, or other evidence,
                                                representing the same aggregate
                                                face amount or number of units
                                                bearing the same interest rate,
                                                maturity date and call
                                                provisions, if any, provided
                                                that, in any such case, the new
                                                securities are to be delivered
                                                to the Custodian.

                              (B) Unless and until the Custodian receives Oral or Written instructions to the contrary, the Custodian shall:

                                    (1)         pay all income items held by it
                                                which call for payment upon
                                                presentation and hold the cash
                                                received by it upon such payment
                                                for the account of each
                                                Portfolio;

                                    (2)         collect interest and cash
                                                dividends received, with notice
                                                to the Fund, to the account of
                                                each Portfolio;

                                    (3)         hold for the account of each
                                                Portfolio all stock dividends,
                                                rights and similar securities
                                                issued with respect to any
                                                securities held by the
                                                Custodian; and

                                    (4)         execute as agent on behalf of
                                                the Fund all necessary ownership
                                                certificates required by the
                                                Internal Revenue Code or the
                                                Income Tax Regulations of the
                                                United States Treasury
                                                Department or under the laws of
                                                any State now or hereafter in
                                                effect, inserting the Fund's
                                                name on behalf of any Portfolio
                                                on such certificate as the owner
                                                of the securities covered
                                                thereby, to the extent it may
                                                lawfully do so.

                       (i)    SEGREGATED ACCOUNTS.

                              (i) The Custodian shall upon receipt of Written or Oral Instructions establish and maintain segregated accounts on its records for and on behalf of each Portfolio. Such accounts may be used to transfer cash and securities, including securities in the Book-Entry
                                    System:

                              (A) for the purposes of compliance by the Fund with the procedures required by a securities or option exchange, providing such procedures comply with the 1940 Act and any releases of the SEC relating to the maintenance of segregated accounts by registered investment companies; and

                              (B) Upon receipt of Written Instructions, for other proper corporate purposes.

                              (ii)  The Custodian may enter into separate
                                    custodial agreements with various futures commission merchants ("FCMs") that the Fund uses (each an "FCM Agreement"), pursuant to which the Fund's margin deposits in any transactions involving futures contracts and options on futures contracts will be held by the Custodian in accounts (each an "FCM Account") subject to the disposition by the FCM involved in such contracts in accordance with the customer contract between FCM and the Fund ("FCM Contract"), SEC rules governing such segregated accounts, CFTC rules and the rules of the applicable commodities exchange. Such FCM Agreements shall only be entered into upon receipt of Written Instructions from the Fund which state that (i) a customer agreement between the FCM and the Fund has been entered into; and (ii) the Fund is in compliance with all the rules and regulations of the CFTC. Transfers of initial margin shall be made into an FCM Account only upon Written Instructions; transfers of premium and variation margin may be made into an FCM Account pursuant to Oral Instructions. Transfers of funds from an FCM Account to the FCM for which the Custodian holds such an account may only occur upon certification by the FCM to the Custodian that pursuant to the FCM Agreement and the FCM Contract, all conditions precedent to its right to give the Custodian such instruction have been satisfied.

                  (j) PURCHASES OF SECURITIES. The Custodian shall settle purchased securities upon receipt of Oral or Written Instructions from the Fund or its investment adviser(s) that specify:

                       (i) the name of the issuer and the title of the securities, including CUSIP number if applicable;

                       (ii) the number of shares or the principal amount purchased and accrued interest, if any;

                       (iii)  the date of purchase and settlement;

                       (iv)   the purchase price per unit;

                       (v)    the total amount payable upon such purchase;

                       (vi) the name of the person from whom or the broker through whom the purchase was made. The Custodian shall upon receipt of securities purchased by or for a Portfolio pay out of the moneys held for the account of a Portfolio the total amount payable to the person from whom or the broker through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Oral or Written Instructions; and

                       (vii)  the name of the Portfolio involved.

                  (k) SALES OF SECURITIES. The Custodian shall settle sold securities upon receipt of Oral or Written Instructions from the Fund that specify:

                       (i) the name of the issuer and the title of the security, including CUSIP number if applicable;

                       (ii) the number of shares or principal amount sold, and accrued interest, if any;

                       (iii)  the date of trade and settlement and sale;

                       (iv)   the sale price per unit;

                       (v) the total amount payable to the Portfolio upon such sale;

                       (vi) the name of the broker through whom or the person to whom the sale was made;

                       (vii) the location to which the security must be delivered and delivery deadline, if any; and

                       (viii) the name of the Portfolio involved.

            The Custodian shall deliver the securities upon receipt of the total amount payable to the Portfolio upon such sale, provided that the total amount payable is the same as was set forth in the Oral or Written Instructions. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver securities and arrange for payment in accordance with the customs prevailing among dealers in securities.

                  (l)  REPORTS.

                       (i) The Custodian shall furnish the Fund the following reports:

                       (A) such periodic and special reports as the Fund may reasonably request;

                       (B) a monthly statement summarizing all transactions and entries for the account of each Portfolio, listing the portfolio securities belonging to each Portfolio with the adjusted average cost of each issue and stating the cash account of each Portfolio including disbursements;

                       (C) the reports to be furnished to the Fund pursuant to Rule l7f-4; and

                       (D) such other information as may be agreed upon from time to time between the Fund and the Custodian.

                       (ii) The Custodian shall transmit promptly to the Fund any proxy statement, proxy material, notice of a call or conversion or similar communication received by it as custodian of the Property. The Custodian shall be under no other obligation to inform the Fund as to such actions or events.

                  (m) COLLECTIONS. All collections of monies or other property in respect, or which are to become part, of the Property (but not the safekeeping thereof upon receipt by the

Custodian) shall be at the sole risk of the Fund. If payment is not received by the Custodian within a reasonable time after proper demands have been made, the Custodian shall notify the Fund in writing, including copies of all demand letters, any written responses, memoranda of all oral responses and telephonic demands thereto, and await instructions from the Fund. The Custodian shall not be obliged to take legal action for collection unless and until reasonably indemnified to its satisfaction. The Custodian shall also notify the Fund as soon as reasonably practicable whenever income due on securities is not collected in due course and shall provide the Fund with periodic status reports of such income uncollected after a reasonable time.

            15. DURATION AND TERMINATION. This Agreement shall continue until terminated by the Fund or by the Custodian on sixty (60) days' prior written notice to the other party. In the event this Agreement is terminated (pending appointment of a successor to the Custodian or vote of the shareholders of the Fund to dissolve or to function without a custodian of its cash, securities or other property), the Custodian shall not deliver cash, securities or other property of the Portfolios to the Fund. It may deliver them to a bank or trust company of the Custodian's choice, having an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than twenty million dollars ($20,000,000), as a custodian for the Fund to be held under terms similar to those of this Agreement. The Custodian shall not be required to make any such delivery or payment until full payment shall have been made to the Custodian of all of its fees, compensation, costs and expenses. The Custodian shall have a security interest in and shall have a right of setoff against property in the Fund's possession as security for the payment of such fees, compensation, costs and expenses.

            16. NOTICES. All notices and other communications, including Written Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notice shall be addressed (a) if to the Custodian, at the Custodian's address, 1900 East Ninth Street, Cleveland, Ohio 44114, marked for the attention of the Custodian Services Department (or its successor); (b) if to the Fund, at the address of the Fund; or (c) if to neither of the foregoing, at such other address as shall have been notified to the sender of any such Notice or other communication. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given five days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

            17. AMENDMENTS. This Agreement, or any term hereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

            18. DELEGATION. The Custodian may assign its rights and delegate its duties hereunder to any wholly-owned direct or indirect subsidiary of National City Bank, or National City Corporation, provided that (i) the Custodian gives the Fund thirty (30) days prior written notice; (ii) the delegate agrees with the Custodian to comply with all relevant provisions of the 1940 Act; and (iii) the Custodian and such delegate promptly provide such information as the

Fund may request, and respond to such questions as the Fund may ask, relative to the delegation, including (without limitation) the capabilities of the delegate.

            19. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            20. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

            21. MISCELLANEOUS. The Custodian acknowledges that the Fund is a Massachusetts business trust, and that it is required by the Declaration to limit its liability in all agreements to the assets of the Fund. Consequently, the Custodian agrees that any claims by it against the Fund may be satisfied only from the assets of the Fund, and no shareholders, trustees or officers of the Fund may be held personally liable or responsible for any obligations arising out of this Agreement. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one more separate documents their agreement, if any, with respect to delegated and/or Oral Instructions.

      The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

      This Agreement shall be deemed to be a contract made in Ohio and governed by Ohio law. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the day and year first above written.

                                             NATIONAL CITY BANK


                                    By:      /s/Stephen D. McCreary
                                             ----------------------

                                    Title:   Senior Vice President


                                    NCC FUNDS

                                    By:/s/Richard B. Tullis
                                       --------------------

                                    Title:  President

                                   PORTFOLIOS

      This EXHIBIT A, dated November 7, 1994, is that certain Exhibit A to a Custodian Services Agreement dated as of November 7, 1994 between the undersigned parties. This Exhibit A supersedes all previously dated Exhibits A.

                             Money Market Portfolio
                              Government Portfolio
                               Treasury Portfolio
                              Tax Exempt Portfolio
                                Equity Portfolio
                             Fixed Income Portfolio
                            Ohio Tax Exempt Portfolio
                          National Tax Exempt Portfolio
                             Equity Income Portfolio
                        Mid Cap Regional Equity Portfolio
                              Enhanced Income Fund
                           Total Return Advantage Fund


                                      NATIONAL CITY BANK

                            By:/s/Stephen D. McCreary
                               ----------------------

                            Title: Senior Vice President


                            NCC FUNDS

                            By:/s/Richard B. Tullis
                               --------------------

                            Title:  President

                               AUTHORIZED PERSONS

                                    APPENDIX

            This Appendix, dated November 7, 1994, is that certain Appendix to a Custodian Services Agreement dated as of November 7, 1994 between NCC Funds and National City Bank.


       NAMES                                           SIGNATURES



Robert D. Becker                                    /s/ R.D. Becker
----------------                                    ---------------

Sharon J. Farmer                                    /s/Sharon J. Farmer
----------------                                    -------------------

Ida Janik                                           /s/Ida Janik
---------                                           ------------

Stephen D. McCreary                                 /s/Stephen McCreary
-------------------                                 -------------------

Josephine Ramos                                     /s/Josephine Ramos
---------------                                     ------------------

J. Arlene Watson                                    /s/ J.A. Watson
----------------                                    ----------------

                       [Letterhead of National City Bank]

NCC Funds
440 Lincoln Street
Worcester, Massachusetts 01653-0017


         Re:  Custodian Services Fees
              -----------------------

Ladies and Gentlemen:

            This letter constitutes our agreement with respect to compensation to be paid to National City Bank (the "Custodian") under the terms of a Custodian Services Agreement dated _________, 1994 (the "Agreement") between NCC Funds ("you" or the "Fund") and the Custodian. Pursuant to Paragraph 11 of the Agreement, and in consideration of the services to be provided to you, you will pay the Custodian the following:

            1. With respect to each of the Fund's investment portfolios listed on Exhibit A to the Agreement (the "Portfolios"), an annual custody fee of .020% of each Portfolio's first $100 million of average daily net assets,
 .010% of each Portfolio's next $650 million of average daily net assets and .008% of the average daily net assets of each Portfolio which exceed $750 million, exclusive of out-of-pocket expenses and transaction charges. Custody fees shall be calculated daily and paid monthly.

            2. The transaction charges are a bundled fee. This bundled fee will not exceed .25% of the amount of total NCC Funds monthly asset based fee.

            3. The Custodian's out-of-pocket expenses including, but not limited to, postage, telephone, telex, interest claim fee ($50.00 per claim), transfer and registration fees, federal express charges, Federal Reserve and wire fees.

            4. The Custodian's out-of-pocket costs in providing foreign custody services and/or precious metal custody services.

            The fee for the period from the date hereof until the end of such year shall be pro-rated according to the proportion which such period bears to the full annual period.

NCC Funds
------------------
Page 2

            If the foregoing accurately sets forth our agreement and you intend to be legally bound thereby, please execute a copy of this letter and return it to us.

                                                           Very truly yours,

                                                     NATIONAL CITY BANK

                                                     By:
                                                        ---------------------

Accepted:

NCC FUNDS

By:
   ------------------